Exhibit 10.1

The 2009 fiscal year variable compensation plan (the “VCP”) establishes bonus targets for the Company’s executive officers and other employee participants to the extent the Company achieves certain goals.  Such goals are based on the level of achievement of adjusted EBITDA percentage targets.  For purposes of the VCP, “adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization and certain other non-operating income and expense items and other items, such as the fiscal impact of stock option expensing under FASB 123(R), stock investigation costs and litigation related thereto, impairment or restructuring charges, and the impact of significant acquisitions.

The amount each participant may receive can fluctuate between 0% and 200% of the targeted amount.  If the Company fails to meet at least the minimum goal for adjusted EBITDA percentage for a particular quarter, the participant would not receive any bonus for that particular quarter.  The adjusted EBITDA percentage is calculated after the conclusion of each applicable fiscal quarter and, if earned, a payment is made on a quarterly basis.

The following executive officers participate in the VCP with the following VCP bonus targets (which are a percentage of respective base salary) for the fiscal year beginning September 28, 2008: John Ambroseo: 100%; Helene Simonet: 70%; Luis Spinelli: 50%; and Bret DiMarco: 50%.

The specific adjusted EBITDA targets are attached hereto as Exhibit A.

EXHIBIT A

FISCAL 2009 VCP PAY-OUT

	VCP Scale	Pay-Out
Adjusted EBITDA%	[*]	0%
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	200%

[*]    CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.